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                                                                      Exhibit 15



August 12, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    AirTouch Communications
       Registration Statements on Form S-8

Ladies and Gentlemen:

We are aware that our report dated July 26, 1994 on our review of interim financial information of AirTouch Communications (formerly PacTel Corporation) and Subsidiaries (the "Company") for the period ended June 30, 1994 and included in the Company's quarterly report on Form 10-Q for the quarterly period then ended is incorporated by reference in the registration statements of the Company on Form S-8 relating to the AirTouch Communications Retirement Plan, AirTouch Communications Employee Stock Purchase Plan and AirTouch Communications 1993 Long Term Stock Incentive Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                             Very truly yours,


                             /s/ Coopers & Lybrand





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